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EXHIBIT 10.6


ONE MCKINLEY SQUARE FIFTH FLOOR LEASE

THIS LEASE dated the 31ST day of December, 2005 by and between Paul J. Kingston, Trustee of M.P.A. Realty Trust under Declaration of Trust dated June 28, 1979 (hereinafter called the "Landlord") and Technest Holdings, Inc. (hereinafter called the "Tenant").

WITNESSETH:

Section 1. The Premises.

Landlord hereby lets to Tenant, and Tenant leases from Landlord, upon the subject to the terms and provisions of this Lease, "as is", that north facing portion of Unit 5 (hereinafter called the "Leased Premises") in the condominium known as McKinley Square Condominium (the "Condominium") situated at 177 State Street, Boston, Massachusetts, ("the Building"). Landlord hereby represents to Tenant that the Leased Premises contain approximately 2,079 rentable square feet.

The Leased Premises are leased with the benefit of and subject to all terms and provisions of the Master Deed creating the McKinley Square Condominium Association, as any of the same may be amended from time to time (the "Condominium Documents"). In accordance therewith, Tenant shall have the right to use for its customers, employees, and visitors, in common with other entitled thereto, the common areas and facilities of the Condominium (the "Common Elements"), including, without limitation, entrances, elevators, lobbies, egress corridors and stairways, and restrooms.

Landlord agrees, at its sole cost and expense, to paint the premises, one coat, a color to be mutually agreed upon.

Section 2. Term.

TO HAVE AND TO HOLD for an initial term of three (3) years commencing January 1, 2006 (the "Commencement Date") and terminating on December 31, 2009 unless sooner terminated or extended as hereinafter provided.

Section 3. Annual Rent.

(A) Tenant covenants and agrees to pay to Landlord, without setoff or deduction, except as provided herein, minimum monthly rental during each month of the term of this Lease according to the following rent schedule:

          RENT SCHEDULE

          Annually                  Monthly            Per Square Foot
          $54,054.00.               $4,504.50          $26.00



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Rent shall be due and payable in advance on or before the first day of each calendar month in each successive month of the term and shall be sent to Landlord at 282 Highland Street, Milton, Massachusetts 02186.

(B) Partial Months. Payments for partial months within the term shall be prorated in the same ratio that the number of days during which Tenant occupies the Leased Premises in any such month bears to the number of days in said month, without allowance for weekends or holidays. Tenant's obligations to pay rent or to make any other payments or to fulfill any other obligations under this Lease shall terminate on the day following the date on which tenant if not in default vacates the Leased Premises at the expiration or earlier termination of the term, and all monetary obligations created this Lease shall be prorated through the date on which the Tenant shall have so vacated the Leased Premises.

Section 4. Additional Rent.

Tenant shall pay, as additional rent during the term and any extensions, within thirty (30) days of billing by Landlord, Landlord's expenses for operating expenses, property taxes and condominium fees and charges as set forth in this section, except that property taxes shall be paid as set forth in Section 4(B).

(A) Operating Costs, Condominium Fees and Charges.

Tenant's proportionate share is equal to the ratio of the area of the leased premises to the entire area of Unit 5 as follows: 2,079 to 4532, or 45.87%.

   For the purposes of this Section 4(A), the following definitions shall apply:

(1) The term "Base Year" shall mean the calendar year ending October 31, 2005.

(2) The term "Operating Costs, Condominium Fees and Charges" shall mean any and all expenses incurred by Landlord in connection with ownership and maintenance of the Leased Premises and Unit 5 (excluding interest and amortization of mortgage debt incurred to purchase, own or maintain the Unit, expenses for repair or other work occasioned by fire or other casualty covered by a standard fire insurance policy with extended coverage, interest or late charges by reason of the failure to pay timely any Operating Costs, Condominium Fees or Charges, and penalties imposed by the McKinley Square Condominium Association on Landlord not caused by any act or omission of Tenant), but including, without limitation, insurance maintained on the Unit, heating, ventilating and air conditioning expenses, charges for water, gas and other utilities, fuel oil, cleaning and maintenance services, management fees, condominium fees and charges and assessments made by the McKinley Square Condominium Association.


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Beginning with the month of November, 2006, and thereafter monthly throughout the term Tenant shall pay to Landlord, together with other rental due hereunder, a sum equal to 1/12 of Tenant's proportionate share of the amount, if any, by which Landlord's reasonably estimated Operating Costs, Condominium Fees and Charges for the ensuing 12 months (or, if the lease term then in effect expires in less than 12 months, for the period ending with the expiration of the lease term) will exceed those of the Base Year. Such estimate shall be based on the Base Year's Operating Costs, Condominium Fees and Charges, with a reasonable amount to cover known increases in Base Year Operating Costs, Condominium Fees and Charges for the ensuing year.

Within ninety (90) days of the expiration of each calendar year Landlord shall furnish to Tenant a statement setting forth the actual Operating Costs, Condominium Fees and Charges for such calendar year. In the event such statement discloses that the additional rent paid by Tenant is greater or less than the increase actually incurred, either Landlord shall credit Tenant such amount in respect of rental payments next becoming due at the time Landlord delivers such statements, or Tenant shall pay such amount within twenty (20) days after receipt of such statement. If the term of this Lease shall have expired and such statement shall indicate that Tenant has paid more than its proportionate share (as required to be calculated pursuant to the foregoing) of increased Operating Costs, Condominium Fees and Charges, Landlord shall credit the excess against any amounts then due and owing to Landlord under this Lease, and shall pay any further amounts to Tenant.

(B) Property Taxes. For the purpose of this Section 4(B), the following definitions shall apply:

(1) The term "Tax Year" shall mean each twelve (12) month period commencing on July 1 during each year of the term hereof.

(2) The term "Taxes" shall mean all taxes, assessments and betterments levied, assessed or imposed at any time during the term by any governmental authority upon or against Unit 5 or taxes in lieu thereof, expressly excluding taxes on any capital improvements made by Landlord or Tenants to portions of Unit 5 which are not part of the Leased Premises. If, at any time during the term of this Lease, any tax or excise on rents or other taxes, however described, are levied or assessed against Landlord with respect to the rent reserved hereunder, either wholly or partially in substitution for, or in addition to, real estate taxes assessed or levied on Unit 5, such tax or excise on rents shall be included in Taxes; however, Taxes shall not include franchise, estate, inheritance, succession, capital levy, transfer, income or excess profits taxes assessed on Landlord.

(3) The term "Base Taxes" shall mean the taxes for the municipal tax year beginning July 1, 2005 and ending June 30, 2006. Base Taxes are to be calculated without giving effect to any abatement.

If Taxes assessed for any Tax Year beginning after June 30, 2006 shall exceed the Base Taxes, whether due to increase in rate or re-assessment of Unit 5, the Tenant shall reimburse Landlord for its proportionate share of any such increase, said share to be equal to the ratio of the Lease Premises to the entire area of Unit 5 as follows: 2,079 to 4532 or 45.87% therefor of any such excess (the "Tax Excess"), payment of which shall be made to Landlord at least ten (10) days prior to the date or dates within any year during the term hereof that the same, or any fractional share thereof, shall be due and payable to any governmental authority responsible for collection of same (as stated in written notice to Tenant given at least twenty (20) days prior to the date or dates any


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such payment shall be due, which notice shall set forth the manner of computation of any Tax Excess due from Tenant). At Landlord's election, on the first day of each calendar month of any Tax Year beginning after June 30, 2006, Tenant shall remit to Landlord one-twelfth of the Tax Excess. If the total of such monthly remittances is greater than the Tax Excess for the next succeeding Tax Year, Landlord shall credit the difference against the next installment of rental or other charges due to Landlord hereunder; if the total of such remittances is less than the Tax Excess for such next succeeding Tax Year, Tenant shall pay the difference to Landlord at the time any Tax Excess becomes due and payable as hereinabove provided.

If, after Tenant shall have made any reimbursement to Landlord pursuant to this
Section 4(B), Landlord shall receive a refund of any portion of Taxes paid with respect to any Tax Year during the term hereof as a result of an abatement of such Taxes by legal proceedings, settlement or otherwise (without either party having any obligation to undertake any such proceedings), Landlord shall pay or credit to Tenant the portion of such refund (less the proportional, pro rata expenses, including attorneys' fees and appraisers' fees, incurred in connection with obtaining any such refund), related to any Tax Excess paid by Tenant to Landlord with respect to any Tax Year for which such a refund is obtained.

In the event this Lease shall commence, or shall end (by reason of expiration of the term or earlier termination pursuant to the provisions hereof), on any date other than the first or last day of the Tax Year, or should the Tax Year or period of assessment of real estate taxes be changed or be more or less than one
(1) year, as the case may be, then the amount of Tax Excess which may be payable by Tenant as provided in this Section 4(B) shall be appropriately apportioned and adjusted.

(C) Electricity and Gas

Tenant shall pay for all electricity and gas charges related to its use and occupancy of the Leased Premises. Tenant shall promptly pay Tenant's proportionate share of the bills received each month by Landlord for electricity and gas for Unit 5. If Landlord determines that Tenant's use of electricity or gas is excessive, Tenant shall install a sub-meter(s) at its sole cost and expense, and its share of the bills received shall be based upon the reading(s) of the sub-meter(s).

Section 5. Use of Leased Premises. The Leased Premises are leased, and other rights set forth herein are granted, subject to the Condominium Documents and to mortgages and restrictions of record. The Leased Premises are to be used solely for general office purposes and not for any other purposes and without annoyance to or disruption of other occupants of the Building. Tenant's use shall not exceed one (1) person for each two hundred (200) square feet of the Leased Premises, or ten (10) persons. Tenant will not permit smoking in the leased premises or in any part of the common areas of Unit 5.

Section 6. Tenant's Covenants. Tenant covenants with Landlord, during the term and for such further time as Tenant or anyone claiming by, through or under Tenant shall hold the Leased Premises or any part thereof:


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(A) To pay promptly the annual rent and additional rent provided for herein and any other charges payable by Tenant to Landlord at the address from time to time designated for the sending of notices to Landlord at the times and in the manner herein set forth; in the event any monthly payment due under the lease is not paid within 5 days of the due date, in addition to all other sums due, a late payment of 4% of such payment shall be due.

(B) Not to perform any renovation or construction to the Leased Premises nor to erect any signs or other additions or structures in the Leased Premises nor to make or any other alterations or additions to the Leased Premises (including, without limitation, the installation of any signs or draperies in any windows of the Leased Premises), except as herein expressly set forth; provided, however, Tenant may make minor alterations or leasehold improvements to the Leased Premises neither reducing the value of the Building nor impairing its structural strength if Landlord's prior written approval is obtained in each such instance (not to be unreasonably withheld). Tenant may install equipment which does not damage the Leased Premises without first obtaining Landlord's consent. Any such alterations, improvements, installations or addition as shall be made at Tenant's sole risk and expense. Landlord hereby expressly consents to Tenant installing reasonable interior signs with the names of Tenant and any sublessee of Tenant. Landlord further agrees that it shall use reasonable efforts to install or cause to be installed nameplates in the lobby directory of the Condominium with the names of Tenant and Tenant's sublessee, all at Tenant's expense.

Tenant may make non-structural alterations which do not reduce the value of the Leased Premises, provided that Tenant shall remove such alterations and, at Landlord's option, restore the Leased Premises as they were prior to said alterations at the expiration or termination of this lease, and permit no liens to attach to the Leased Premises on account of such alterations.

(C) Not to place any load upon any floor of the Leased Premises which exceeds the rated capacity of the floor in question, nor to otherwise overload or deface the Leased Premises or Building, nor permit any use, alteration or repair contrary to law, the Condominium Documents, or any lawful ordinance, by-law, regulation or order of any public authority.

(D) To save Landlord harmless and to exonerate and indemnify Landlord from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority on account of injury, death, damage or loss to person or property in or upon the Leased Premises or the building arising out of any act or omission of Tenant or as a result of any use or occupancy of, or passage and travel over or upon, the Leased Premises or the Building by the Tenant or by any person claiming by, through or under Tenant (including, without limitation, all servants, employees, agents, contractors, customers, patrons, invitees, licensees or visitors, of Tenant), or arising out of any delivery to or service supplied to the Leased Premises, or on account of or based upon anything whatsoever done on the Leased Premises, except if same was caused by the negligence, fault or misconduct of Landlord, its agents, servants, or employees; and, if required by law, to keep all Tenant's employees working in or about the Leased premises covered by Workmen's Compensation Insurance and upon request of Landlord to deliver certificates evidencing said coverage. With respect to all of the foregoing, Tenant shall indemnify Landlord from and against all costs, expenses (including reasonable attorneys' fees), and liabilities incurred in or in connection with any such claim, Tenant, upon notice from Landlord and at Tenant's expense, shall resist or defend such action or proceeding and employ counsel therefor reasonably satisfactory to Landlord. Tenant's obligation to save Landlord harmless and exonerate and indemnify Landlord is limited to those claims, liabilities or penalties due to acts or omissions of Tenant, its agents, servants, employees, or contractors.


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Landlord shall save Tenant and its partners, stockholders (if any), directors, officers, and employees harmless and exonerate and indemnify them from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, (including but not limited to Tenant and such persons) firm, corporation or public authority on account of injury, death, damage or loss to person or property in or about the Leased Premises arising out of any act or omission of Landlord, its partners, stockholders, agents, employees and contractors. In case of any action or proceeding brought against Tenant or its partners, directors, officers, or employees, Landlord, on notice from Tenant and at Landlord's expense, shall resist or defend such action or proceeding and employ counsel reasonably satisfactory to Tenant.

(E) To carry and maintain, throughout the term hereof, at its own cost and expense, public liability insurance (containing standard extended coverage endorsements, so-called covering the Leased Premises (and the Building, insofar as used by customers, employees, servants or invitees of the Tenant), naming Tenant and Landlord as insured parties, in such companies as are reasonably satisfactory to the Landlord, in amounts not less than $1,000,000 for injury or death to any one person, and an aggregate amount of not less than $2,000,000 for any one accident, and $500,000 for damage to property, which insurance shall provide that such insurance may not be cancelled or terminated without at least twenty (20) days' prior notice to Landlord. Certificates evidencing such insurance coverage shall, upon Landlord's request, be promptly delivered to Landlord.

(F) That any and all property of Tenant of any kind that may be in the Leased Premises or the Building shall be at the sole risk of Tenant or those claiming through or under Tenant, and that in no case whatsoever shall Landlord (or those having estate in the Unit) be liable to Tenant, or any other person, for any injury, death, loss or damage to any person or property in the Building or the Leased Premises except if caused by the gross or willful negligence or misconduct of Landlord or Landlord's agents or employees.

(G) Not to mortgage, pledge or encumber this Lease. Not to sublet or assign any part of the Leased Premises without, on each occasion, obtaining the prior written consent of Landlord, which consent Landlord agrees not to unreasonably withhold or delay, expressly providing that Tenant may sublease individual office areas within the Leased Premises not exceeding 40% of the Leased Premises nor to more than two unaffiliated entities. (As used herein, the term "assign" or "assignment" shall be deemed to include any transfer of Tenant's interest in the Lease by operation of law, the merger or consolidation of Tenant with or into any other firm or corporation, or the transfer or sale of a controlling interest in Tenant.) The consent by Landlord to any such assignment or subletting shall not constitute a waiver for the necessity of such consent with respect to any subsequent assignment or subletting. in the event of any assignment or subletting by Tenant, Tenant shall remain liable for the payment of any and all rents and other payments and charges which may become due hereunder and for the performance of all other covenants, agreements, and conditions on the part of Tenant to be performed hereunder. No such assignment shall be valid or effective unless and until the assignee shall covenant in writing with Landlord, to the satisfaction of Landlord, to be bound directly to Landlord for the performance of all Tenant covenants herein contained.


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(H) Not to permit anything to be done in or upon the Leased Premises or the
Building, or to bring or keep anything therein or thereof (including, without limitation, all furnishings, carpeting and wall coverings), except as now or hereafter permitted by the Condominium Documents, applicable building, fire, health, sanitary or safety codes, ordinances, or by-laws, or by any public authority (including, without limitation, the Boston Fire Department, Board of Fire Underwriters, or by any fire insurance rating organization or other authority having jurisdiction of the Property); Tenant shall not use the Leased Premises in a manner which shall increase the rate of fire, casualty or extended coverage insurance maintained on the Leased Premises or on property located therein by the Landlord over the rate in effect as of the Commencement Date; and Tenant shall, upon request of Landlord and at Tenant's expense, carry "contents and improvements" casualty insurance. If, by use of the Leased Premises or by reason of failure of Tenant to comply with the provisions of this Section 6(H), the fire, casualty or extended coverage insurance rates effective with respect to the Leased Premises shall be higher than such rates otherwise would have been, then Tenant shall, upon demand, reimburse Landlord, as additional rent hereunder, for that part of all such insurance premiums thereafter paid by Landlord which shall be charged because of such failure to use by Tenant (a schedule or "make up" of rate for the Leased Premises issued by the Fire Insurance Exchange, or any other body making such insurance rates for the Property, being conclusive evidence of the facts therein stated and of the several items and charges in such insurance rates then applicable to the Leased Premises), and shall make such reimbursement upon the first day of the month following such outlay by Landlord; but if the use or occupancy of the Leased Premises by Tenant shall make void or voidable any such insurance coverage then, at the option of the Landlord, this Lease may be terminated. That the Leased Premises are being used for the purposes authorized in this Lease shall not relieve Tenant from the foregoing duties, obligations arid expenses.

(1) To permit the Landlord, its agents or representatives, upon prior notice, to view or examine the Leased Premises or any part thereof, to show the Leased Premises to others, to make improvements, and to make repairs and replacements to preserve the Leased Premises.

(J) To comply with the Condominium Documents as if all such Documents were set forth in this Lease at length. A set of such Documents, as currently in effect, are available to Tenant upon request. Landlord shall not be responsible to Tenant or to Tenant's servants, employees, agents, contractors, customers, patrols, invitees, licensees or visitors for failure to enforce any provisions thereof or for the non-observance or violation thereof by the owner of any other Unit in the Condominium, by any other tenant, or by any other person.

(K) To maintain the Leased Premises neat and clean and in such repair, order and condition as the same are in on the Commencement Date or may be put in during the term hereof, reasonable use and war thereof and damage by fire or by reasonably unavoidable casualty taking by eminent domain, and obligations assumed by Landlord herein only excepted; and to make as and when needed all repairs in and about the Leased Premises necessary to preserve them in such repair, order and condition, which repairs shall be in quality and class equal to the original work.


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(Landlord, upon prior notice to Tenant, may elect, at the expense of Tenant, to make any such repairs or to repair any damage or injury to the Leased Premises caused by moving property of Tenant in or out of the Leased Premises or by installation or removal of furniture or other property, or by misuse by, or neglect, or improper conduct of; Tenant or Tenant's servants, employees, agents, contractors, customers, patrons, invitees, licensees, or visitors.) Tenant shall, on or before the expiration of the term, remove Tenant's signs, goods, personal property, trade fixtures and equipment used in the conduct of Tenant's business not servicing or affixed to the Leased Premises, and will repair, prior to the expiration of the term, any damage or injury to the Leased Premises caused by such removal.

Section 7. Landlord's Obligations. If at Tenant's request Landlord performs any work for Tenant, Tenant shall pay Landlord for Landlord's cost for such work. The Landlord covenants during the Term of this Lease to maintain at its expense, subject to the provisions of Section 4(A)(2), the heating, ventilating and air conditioning equipment supplying the Leased Premises, and to do the cleaning of Unit 5.

Section 8. Waiver of Subrogation. Landlord and Tenant mutually agree that (insofar as and to the extent that such agreement may be effective without invalidating or making it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the Commonwealth of Massachusetts) with respect to any loss which is covered by insurance then being carried by Landlord or Tenant, respectively, the party carrying such insurance and suffering said loss releases the other of and from any and all claims with respect to such loss; and they further mutually agree that their respective insurance companies shall have no right to subrogation against the other on account thereof; even though extra premium may result therefrom. In the event that extra premium is payable by Tenant as a result of this provision, Landlord shall not be liable for reimbursement to Tenant for such extra premium.

Section 9. Alterations, Installation and Work Done to Leased Premises.

(A) All repairs, alterations, additions and restorations required or permitted hereunder by Tenant or Landlord shall be done in a good and workmanlike manner and in compliance with all applicable laws and lawful ordinances, permits, by-laws, regulations and orders of governmental authority and insurers of the Property. All improvements, alterations and additions to the Leased Premises, and to fixtures and equipment serving it, made or installed at any time by either Landlord or Tenant shall be part of the Leased Premises but not signs, office furnishings, equipment or trade fixtures installed by Tenant and used in Tenant's business arid not servicing, or not affixed or secured to, the Leased Premises, nor any additional or equipment installed at Tenant's expense which Landlord has agreed in writing prior to installation may be removed by Tenant.

(B) Each party doing any construction or other work covenants to promptly pay for it, unless otherwise provided in this Lease, and to bond or discharge promptly any mechanics or other liens or claims arising from the same.



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Section 10. Casualty and Taking.

(A) Complete Taking; Partition, etc., If the entire Building shall be taken by any exercise of the right of eminent domain, or if the entire Building shall be destroyed by reason of damage from fire or other casualty, or by account of any public or quasi-public authority, or in the event of a partition sale of the Condominium or purchase of the Leased premises or the Unit by the Board of Managers of the Condominium Association (the "Board of Managers"), then this Lease shall terminate as of the effective date of such taking or as of the effective date of such damage, sale or purchase. If the Building shall be substantially damaged by reason of fire or other casualty, or by the action of any public or quasipublic authority, then this Lease may be terminated by Landlord as of the date of such damage or action by a written notice to Tenant within sixty (60) days of the date of such damage or action or by Tenant by written notice to Landlord.

(B) Destruction of or Damage to Premises Leased to Tenant. If the entire Leased Premises shall be damaged and rendered untenantable by reason of damage from fire or casualty, then this Lease may be terminated by either Landlord or Tenant, as of the date of such damage, by written notice to the other within sixty (60) days of the date of such damage; provided, however, Tenant may not so terminate this Lease if Landlord, within sixty (60) days of the date of damage, gives Tenant written notice of its intention, subject to the terms and conditions of Subsection (E) hereof, to restore the Leased Premises for use and occupancy by Tenant. If the Lease is not so terminated, a just proportion of the rent due hereunder shall be abated according to the nature and extent of the damage from the date of such damage until the Leased Premises shall have been restored to proper condition for use and occupancy. If a portion of the Leased Premises is so damaged, but the remaining portion is suitable for the continued conduct of Tenant's business, then Tenant shall have no right to terminate this Lease, but a just proportion of the rents due hereunder shall be abated according to the nature and extend of the damage from the date of such damage until the damaged portion of the Leased Premises shall have been restored to proper condition for use and occupancy.

(C) Partial Taking and Temporary Taking of Leasing Premises. If a portion, but not all, of the building or the Unit shall be taken by any exercise of the right of eminent domain, such partial taking such be considered to be damage to a portion of the Leased Premises and treated in accordance with Subsection (B) hereof unless or until it results in a partition sale of the Condominium or a purchase of the Leased Premises or the Unit by the Board of Managers, in which case such partial taking shall be treated in accordance with Subsection (A) hereof. If all of the Building, Unit or Property shall be treated in accordance with Subsection (B) hereof if the taking lasts for three (3) months or less, and in accordance with Subsection (A) hereof if the taking lasts in excess of three
(3) months.

(D) Condemnation Awards. In the event of any taking, partition sale, or purchase of the Leased Premises by the Board of Managers, Landlord shall be entitled to receive the entire amount to which the owner of the Unit is entitled under the By-Laws of the Condominium Association and M.G.L. c. 183A, and Tenant hereby waives all rights relating to damages to the Leased Premises, the Building or the leasehold hereby created; provided, however, Tenant shall be entitled to and does not waive its rights with respect to any special damages expressly awarded to Tenant by the taking authority with respect to Tenant's loss of fixtures, leasehold improvements, or relocation expenses.


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(E) Restoration of Premises Leased to Tenant. In the event of damage to or a partial taking of the Property, Building, Unit or Leased Premises which does not result in a termination of this Lease as aforesaid, Landlord shall have no obligation to repair and restore the walls, ceilings, floors, doors or windows of or within the Leased Premises or any electrical, plumbing, heating and air conditioning equipment or fixtures within the Leased Premises (the "Unit Improvements") unless the Board of Managers shall have first repaired and restored the building and the Unit pursuant to Article VI, Section 8 of the By-Laws of the condominium Association. Upon completion of such repair and restoration by the Board of Managers, Landlord shall promptly commence repair and restoration of the Unit Improvements to the condition thereof prior to such damage or partial taking, subject to reduction in size caused by any partial taking (the "Landlord's Repairs and Restoration"). Landlord's Repair and Restoration shall be completed by Landlord as rapidly as is reasonably practicable, at Landlord's expense, subject to reasonable delays which may arise by reason of adjustment of insurance on the part of Landlord, labor troubles, shortages of materials, or any other cause beyond Landlord's control. Substantial completion of Landlord's Repairs and Restoration shall, in any event, be completed within 180 days after the same commenced. Landlord shall not be liable for any inconvenience or annoyance to Tenant, or for any injury to the business of Tenant, resulting from delays in repairing such damage.

Section 11. Tenant Default.

(A) In the event any default by Tenant continues, in case of rent, for more than five (5) days after due, or in case of any other default, for more than twenty
(20) days after written notice thereof to Tenant from Landlord (unless Tenant has, within said twenty (20) day period, commenced to cure such default and thereafter prosecutes the curing of such default to completion with due diligence), or if Tenant makes any assignment for the benefit of creditors, commits any act of bankruptcy or files a petition under any bankruptcy or insolvency law, or if such a petition filed against Tenant is not dismissed within sixty (60) days, or if a receiver or similar officer becomes entitled to the leasehold and it is not returned to Tenant within sixty (60) days, or if Tenant's interest in this Lease is taken on execution or other process of law in any action against Tenant, then, in any such instance, Landlord may, immediately or at any time thereafter (notwithstanding any license, consent or waiver of any former breach), and without demand or notice, in person or by agent or attorney, enter the Leased Premises or any part thereof and repossess the same as of its former estate, or terminate this Lease by written notice to Tenant and, in either event, expel Tenant and those claiming through or under it, and remove their effects (forcibly, if necessary), without being deemed guilty of any manner of trespass and without prejudice to any remedy which otherwise might be available for arrears of rent or breach of covenant and, upon entry or notice as aforesaid, this Lease shall terminate and Landlord, in addition to all other remedies which it may have at law or in equity, shall have the remedies provided in Section 12 hereof.

Tenant hereby waives and surrenders all rights and privileges which it might have under or by reason of any present or future law to redeem the Leased Premises, or to have continuance of this Lease for the term hereby leased, after being dispossessed or ejected therefrom by process of law or under the terms of this Lease, or after the termination of this Lease, as herein provided.


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Section 12. Landlord's Remedies. The following terms and provisions of this
Section 12 are, and shall be, applicable only in the event of Tenant default pursuant to Section 11 hereof.

(A) If this Lease shall be terminated as provided in Section 11 hereof; in addition to all sums which were due prior to the date of such termination, Tenant shall, upon the election of the Landlord, forthwith pay to Landlord as damages, a sum equal to the amount by which the amount of rent which would have been paid in accordance with this Lease for the remainder of the original term hereof (as set forth in Section 2 hereof) exceeds the fair market rental value of the Leased Premises for the remainder of the term, estimated as of the date of the termination. Should the parties be unable to agree on a fair market rent, the matter shall be submitted, upon the demand of either party and at the expense of the Tenant, to the Boston office of the American Arbitration Association, with a request for arbitration by a single arbitrator, in accordance with the rules of the Association. Landlord and Tenant agree that a decision of the arbitrator shall be conclusive and binding upon them. Alternatively, if, at the end of the term of this Lease as set forth in Section 2 hereof; the rent which Landlord receives from the Leased Premises is less than the fair market rent estimated as aforesaid, Tenant shall thereupon pay to Landlord the amount of such difference. Should Landlord fail to make such an election, Tenant shall indemnify Landlord of the loss of rent by a payment at the end of each month for the then current term, representing the difference between the rent which would have been paid (minimum and additional rents) and the rent actually derived from the Leased premises, by Landlord, for such month.

(B) In lieu of any other damages or indemnification and in lieu of recovery by Landlord of all sums payable under any of the foregoing provisions of Section 12(A), Landlord may elect to recover, and Tenant shall forthwith pay, as liquidated damages, an amount equal to the aggregate of the minimum annual rent plus any additional rents (including, without limitation, amounts for Tax Excess) due and payable by Tenant for the then current term next prior to such termination (plus the amount of minimum annual and additional rents of any kind accrued and unpaid at the time of termination) and less the amount of any recovery by Landlord under the foregoing provisions of Section 12(A) up to the time of payment of such liquidated damages. This Subsection (B) shall be inapplicable in the event termination pursuant to section 11 hereof occurs within the last year of the term hereof

(C) In addition to the foregoing, Tenant also agrees (a) to indemnify and save Landlord harmless from and against all reasonable expenses and attorneys' fees which Landlord may incur in connection with such termination and the cost of putting the Leased Premises in good order or preparing the same for re-rental, and (b) that Landlord may re-let the Leased Premises, or any portion thereof; for a period which may at Landlord's option, be less than or exceed the period which would otherwise have constituted the balance of the term, and may grant concessions or free rent. Any suit brought to collect the amount of deficiency for any month shall not prejudice in any way the right to Landlord to collect the deficiency for any subsequent month by a similar proceeding. Landlord may make such alterations, repairs, replacements and decorations to the Leased Premises as Landlord, in Landlord's reasonable judgment, considers advisable and necessary for the purpose of re-letting the Leased Premises.


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



(D) In the event of any default by Tenant hereunder, Tenant will reimburse Landlord for all expenses and reasonable attorneys' fees incurred by Landlord in collecting any amount due from Tenant, curing any default of Tenant or in obtaining possession of, or in re-letting, the Leased Premises; and tenant shall pay all reasonable attorneys' fees and expenses arising out of any litigation in which Landlord shall become involved by reason of any default, act or failure to act, or negligence of Tenant or anyone acting under Tenant. Tenant further agrees that if, on termination of this Lease by expiration or otherwise, Tenant shall fail to remove any of its property from the Leased Premises, Landlord shall be authorized, at its sole option, and in Tenant's name and on its behalf, either (a) to cause such property to be removed and placed in storage for the account of and at the expense of Tenant, or (b) to sell such property at public or private sale (at which Landlord may be a purchaser), with or without notice, and to apply the proceeds thereof, after the payment of all expenses of removal, storage and sale, to the indebtedness, if any, of Tenant to Landlord, the surplus, if any, to be paid to Tenant.

(E) In addition to all other remedies provided in this Lease, Landlord shall be entitled to restrain by injunction any violation, or any attempted or threatened violation, of any of the covenants, conditions, or provisions of this Lease.

(F) No act or thing done by Landlord during the term hereof shall be deemed an acceptance or a surrender of the Leased Premises and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of the Lease or a surrender of the Leased Premises.

Section 13. Cumulative Remedies. The specified remedies to which Landlord may resort under the terms of this Lease are cumulative, are not intended to be exclusive of any other remedies or means of redress to which Landlord may be lawfully entitled in case of any breach or threatened breach by Tenant of any provision of this Lease, and are in addition to any now or hereafter existing in law, in equity, or by statute.

Section 14. Interest Due on Tenant Defaults. If Tenant fails to pay the full amount of any rent or additional rent or to make any other payment required after any applicable grace period, or to perform any act required of Tenant hereunder after any applicable grace period, Landlord shall have the right to collect the amount of such over due payment or to perform such act on behalf of Tenant and to collect from Tenant interest at the rate of twelve percent (12%) per annum computed on the amount of such payment or the cost of such performance on behalf of Tenant.

Section 15. Holdover. If the Tenant remains in the Leased Premises beyond the expiration of this Lease, such holding over shall be without right and shall not be deemed to create any tenancy, but the Tenant shall be a tenant at sufferance only at a daily rate of rent equal to two (2) times the rent (annual and additional) and other charges in effect and/or due from Tenant under this Lease as of the day next prior to the date of expiration of this Lease.

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Section 16. Subordination of Lease. Tenant agrees that upon request of Landlord,
Tenant will subordinate this Lease and the lien hereof to the lien of any present or future mortgage or mortgages (including, without limitation, leasehold mortgages) upon the Leased Premises, irrespective of the time of executive or time of recording of any such mortgage or mortgages. Tenant agrees that it will, upon request of Landlord, execute, acknowledge and deliver any and all instruments deemed necessary or desirable by Landlord to give effect to, or notice of, such subordination, provided only that such mortgagee enters into an agreement with Tenant which provides that such mortgagee will not disturb the possession and all other rights of Tenant under this Lease and that such mortgagee will accept Tenant as a tenant of the Leased Premises under the terms and conditions of this Lease in the event of acquisition of title to the Leased Premises by said mortgagee through foreclosure proceedings or otherwise, so long as Tenant performs its obligations hereunder, agrees to recognize the holder of such mortgage as the Landlord in such event, and agrees to attorn to the holder of same; such agreement shall be expressly binding upon the successors and assigns of Tenant and of any such mortgagee and upon anyone purchasing the Leased Premises at a foreclosure sale. Tenant and Landlord agree to execute, acknowledge and deliver any appropriate instruments necessary to carry out the agreements contained herein.

Section 17. Covenant of Quiet Enjoyment; Landlord's Right to Make Alterations or Improvements to the Property. Tenant, on payment of the rents and other charges payable hereunder, and upon performance of the covenants of this Lease on its part to be performed, shall and may peaceably and quietly have, hold and enjoy the Leased Premises for the term of this Lease; provided, however, Landlord reserves the right at any time and from time to time, without the same constituting breach of Landlord's covenant of quiet enjoyment or an actual or constructive eviction, and without incurring any liability to Tenant or otherwise affecting Tenant's obligations under this Lease, to make such changes, alterations, improvements, repairs or replacements in or to the Leased Premises and the fixtures and equipment thereof as Landlord may deem necessary or desirable; provided further, however, that there be no unreasonable obstruction of the rights of access to the Leased Premises by Tenant. Nothing contained in this Section 17 shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any governmental or other authority.

Section 18. Estoppel Certificate. Landlord and Tenant agree, at any time and from time to time, upon not less than ten (10) days' prior written request by the other, to execute, acknowledge and deliver to the requesting party a statement in writing certifying (if such be the case) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same are in full force and effect as modified and stating the modifications), that to the knowledge of such party no uncured defaults exist hereunder (or if any defaults exist, specifying the same), and the dates to which the rent and other charges due hereunder have been paid in advance, if any, it being intended that any such statement delivered pursuant to this
Section 18 may be relied upon by any prospective purchaser or by any mortgagee or assignee of any mortgage upon the Leased Premises.

Section 19. Notices and Approvals. All notices, requests, demands, consents, elections, approvals, and other communications which may be or are required to be served or given hereunder (hereinafter collectively called "Notices") shall be in writing and shall be delivered in hand or sent by postage prepaid first class mail, or by registered or certified mail, return receipt requested, to Landlord and/or Tenant at One McKinley Square, Boston, Massachusetts 02109. Any notice of default shall be clearly labeled "Urgent" and such notice shall specify with particularity the default complained of, and citing the specific lease provision in question. Each party agrees upon request of the other immediately to acknowledge any such hand delivery.

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



Either party may, by Notice given as aforesaid, change its address for all subsequent Notices, except that neither party may require Notices to it to be sent to more than two (2) addresses. Notice shall be deemed given when mailed in the manner aforesaid provided they are received in due course.

Section 20. Non-Waiver Provision. No assent, express or implied, by either party to any breach of any agreement or condition herein contained on the part of the other to be performed or observed, and no waiver, express or implied, of any such agreement or condition, shall be deemed to be a waiver of or assent to any succeeding breach of the same or any other agreement or condition. The acceptance by Landlord of rent or other payment hereunder, or silence by Landlord as to any breach, shall not be construed as a waiver of any of the Landlord's rights hereunder unless such waiver of any of the Landlord's rights hereunder unless such waiver shall be in writing. No payment by Tenant or acceptance by Landlord of a lesser amount with an endorsement or statement thereon, or in a writing accompanying such check, that said lesser amount is payment in full shall not be deemed an accord and satisfaction, and the Landlord may accept such check without prejudice to recover the balance due or to pursue any other remedy.

Section 21. Inability to Perform - Exculpatory Clause.

Except as otherwise expressly provided herein, the failure of either party hereto to perform the obligations, covenants and agreements herein contained shall be temporarily excused during such period as the party failing to perform is unable to so perform by reason of strikes or labor troubles, conditions of supply and demand, or any other similar or dissimilar cause whatsoever (including, but not limited to, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any governmental agency or any department or subdivision thereof); provided, however, Tenant shall not be excused from its obligations hereunder to pay rental, additional rental and other monetary obligations by reason of any of the foregoing matters contained in this Section 21; and provided further, however, that in each such instance of inability of either party to perform, the non-performing party shall exercise due diligence to eliminate the cause of such inability to perform, to secure alternate sources of supply and the like.

Section 22. Limitation of Liability.

(A) Limitation of Landlord's Liability. The term "Landlord", as used in this Lease, so far as covenants or obligations to be performed by Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the Leased Premises, and in the event of any transfer or transfers of title to the Leased Premises, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relief from and after the date of such transfer or conveyance of all liability as respects the performance of any covenants or obligations on the part of the Landlord contained in this Lease thereafter to be performed, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord shall, subject as aforesaid, be binding on the Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership of the Leased Premises. Tenant, its successors and assigns, agrees it shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord's assets other than Landlord's interest in the Leased Premises and in the rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability of or claim against Landlord under this Lease, it being specifically agreed that in no event whatsoever shall Landlord (which term shall include, without limitation, any beneficiary of any trust of which Landlord is a trustee) ever be personally liable for any such liability.

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



Section 23. Entire Agreement. This Lease sets forth the entire agreement between the parties hereto and cannot be modified or amended except in writing duly executed by both parties hereto.

Section 24. Partial Invalidity. The invalidity of one or more of the provisions of this Lease shall not affect the remaining portions of this Lease; and, if any one or more of the provisions of this Lease should be declared invalid by final order, decree or judgment of a court of competent jurisdiction, this Lease shall be construed as if such invalid provisions had not been included in this Lease.

Section 25. Execution; Headnotes. The covenants and agreements of this Lease shall, subject to the terms of this Lease to the contrary, be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as the case may be. This Lease may be executed in one or more counterparts, all of which are identical, any one of which is to be deemed to be complete in itself and may be introduced in evidence or used for any purpose. The headnotes throughout this Lease are for convenience or reference only, and shall in no way be held or deemed to define, limit, explain, describe, modify or add to the interpretation, construction or meaning of any provision of this Lease.

Section 26. No Brokerage. Tenant acknowledges that it has dealt with no broker in the negotiation of this lease other than Boston Realty Advisors. Tenant agrees to indemnify Landlord from any and all claims brought against Landlord by any broker claiming a commission due through the Tenant other than Boston Realty Advisors.

Section 27. Security Deposit. Tenant shall pay two (2) month's rent, nine thousand and ninety one dollars and thirty four cents ($9,064.34) as a security deposit to Landlord on or before January 1, 2006 which shall be returned to Tenant at the termination of this lease provided all of Tenant's obligations under this lease have been satisfied.

WITNESS the execution hereof as a sealed instrument as of the date first above written.

LANDLORD:

Paul J. Kingston, Trustee of M.P.A. Realty Trust



Trustee and not individually

TENANT:

/s/ Joseph P. Mackin
     President

Technest Holdings, Inc.


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